SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 2, 2006
FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 Flowers Circle, Thomasville, GA	31757

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:            (229) 226-9110
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
Item 3.02. Unregistered Sales of Equity Securities.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
PRESS RELEASE FOR FLOWERS FOODS, INC. DATED 2/2/06
PRESS RELEASE FOR FLOWERS FOODS, INC. DATED 2/2/06

Item 2.02. Results of Operations and Financial Condition.
     On February 2, 2006, Flowers Foods, Inc. issued a press release announcing its financial condition and results of operations as of and for the fourth quarter and fiscal year ended December 31, 2005. A copy of the press release is furnished with this Report as Exhibit 99.1 and is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
     On February 2, 2006, Flowers Foods, Inc. (“Flowers”) issued a press release announcing that it had entered into an agreement to acquire Derst Baking Company (“Derst”) of Savannah, Georgia. Flowers expects the transition to be complete in a few weeks. The acquisition will be accomplished by a merger of Derst with and into a wholly owned subsidiary of Flowers. Flowers will issue 1,300,000 shares of Flowers common stock, par value $.01 per share (the “Flowers Stock”) to the Derst shareholders in connection with the acquisition. The shares of Flowers Stock will be issued to the shareholders of Derst in reliance upon the exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) thereof and Regulation D thereunder. Flowers will rely upon representations, warranties, certifications and agreements of the Derst shareholders, including their agreement with respect to restrictions on resale, in support of the satisfaction of the conditions contained in Section 4(2) and Regulation D under the Securities Act.
     A copy of the press release is furnished with this Report as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c)      Exhibits.
The following exhibits are furnished as part of this Report:

Exhibit Number	Description

99.1	Press Release of Flowers Foods, Inc. dated February 2, 2006

99.2	Press Release of Flowers Foods, Inc. dated February 2, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.
	By:	/s/ Jimmy M. Woodward
		Name:	Jimmy M. Woodward
Date: February 2, 2006		Title: Sr. Vice-President, Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Flowers Foods, Inc. dated February 2, 2006

99.2	Press Release of Flowers Foods, Inc. dated February 2, 2006